Exhibit 10.17

STRICTLY CONFIDENTIAL

ROZE AI, Inc.

Rm. B-1710, 14 Sagimakgol-ro 45 beon-gil,

Jungwon-gu, Seongnam-si, Gyeonggi-do,

Republic of Korea

Attn: Young Jin Cho, Founder & CEO

Dear Mr. Cho,

This Second Amendment to Engagement Agreement (this “Amendment”) is entered into as of July 21, 2026 (the “Amendment Effective Date”), by and among ROZE AI, Inc. (together with its affiliates, the “Company”), RBW Capital Partners LLC (together with its affiliates, “RBW”), a division of Dawson James Securities, Inc. (the “BD”, and together with RBW, the “Advisor”).

WHEREAS, the Company and the Advisor entered into that certain engagement letter dated August 4, 2025 (the “Engagement Agreement”), as amended by that certain Amendment to Engagement Letter dated September 24, 2025 (the “First Amendment”, and together with the Engagement Agreement, the “Agreement”);

WHEREAS, the initial six (6)-month period referenced in Section III of the Agreement has elapsed;

WHEREAS, the Company and the Advisor desire to extend the engagement described in the Agreement for an additional period of six (6) months on the terms set forth herein; and

WHEREAS, the parties wish to effect such extension on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Extension of Engagement. The Company and the Advisor hereby agree to extend the engagement contemplated by the Agreement for an additional period of six (6) months, commencing on the Amendment Effective Date and continuing through January 21, 2027 (the “Extended Term”). Following the Extended Term, either party may terminate the Agreement upon thirty (30) days’ written notice to the other party in accordance with Section III of the Agreement.

2.	Ratification of Agreement. Except as expressly modified by this Amendment, all terms, conditions, covenants, representations, warranties, and provisions of the Agreement are hereby ratified and confirmed in all respects and shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	Governing Law; Miscellaneous. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to principles of conflicts of law. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings or agreements relating to the extension contemplated herein.

4.	Survival. The provisions of the Agreement that by their terms survive termination or expiration (including, without limitation, those relating to payment of fees and reimbursement of expenses, indemnification and contribution, non-circumvention, and confidentiality) shall continue to survive and apply to this Amendment.

Remainder of Page Intentionally Blank, Signature Page to Follow

RBW Capital Partners LLC “RBW”

All Securities and Brokerage Services are offered through Dawson James Securities, Inc.

2700 N. Military Trail, Suite 100 | Boca Raton, Florida 33431

(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

Very truly yours,

RBW CAPITAL PARTNERS LLC

By:	/s/ Joe Giamichael.
Name:	Joe Giamichael
Title:	Managing Director

DAWSON JAMES SECURITIES, INC

By:	Robert D. Keyser, Jr.
Name:	Robert D. Keyser, Jr.
Title:	Chief Executive Officer

Accepted and Agreed:

ROZE AI, INC.

By:	/s/ Young Jin Cho
Name:	Young Jin Cho
Title:	Founder & CEO

RBW Capital Partners LLC “RBW”

All Securities and Brokerage Services are offered through Dawson James Securities, Inc.

2700 N. Military Trail, Suite 100 | Boca Raton, Florida 33431

(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC